Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. DECLARES DIVIDEND

Manitowoc, WI, May 19, 2021 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced today that on May 18, 2021, its Board of Directors declared a quarterly cash dividend of $0.10 per share. The dividend will be payable on June 18, 2021 to shareholders of record as of June 4, 2021.

“We are pleased to announce our dividend payment for the second quarter.  Our first quarter results were a solid start to the year, and we expect 2021 to be a strong fiscal year,” said Tim Schneider, President of County Bancorp, Inc.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac and Sheboygan. Visit our Investor Relations site for details: Investors.ICBK.com

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Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com